                                                                    Exhibit 23.6

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the joint proxy statement/ prospectus (Form S-4 No. 333-55332) of Ariba, Inc. for the registration of 81,096,647 shares of its common stock and to the incorporation by reference therein of our report dated June 3, 1999, with respect to the financial statements of Tradex Technologies, Inc. (formerly TRADE'ex Electronic Commerce Systems, Inc.) as of and for the year ended March 31, 1999 included in the Current Report on Form 8-K/A dated
March 8, 2000, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Tampa, Florida

February 23, 2001